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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of                   Commission File
        earliest event reported):                      Number:

            December 22, 1999                         000-27261



                           CH2M HILL Companies, Ltd.
            (Exact name of registrant as specified in its charter)

            Oregon                                    93-0549963
(State or other jurisdiction                        (IRS Employer
       of incorporation)                        Identification Number)



                            6060 South Willow Drive
                       Greenwood Village, CO 80111-5142
             (Address of principal executive offices)  (Zip Code)


              Registrant's telephone number, including area code:
                                (303) 771-0900


         (Former name or former address, if changed since last report)

                                      NA
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                           CH2M HILL COMPANIES, LTD.



ITEM 2               ACQUISITION OR DISPOSITION OF ASSETS


     On December 22, 1999 CH2M HILL Companies. Ltd. ("CH2M Hill") acquired all of the outstanding capital stock of Lockheed Martin Hanford Corporation ("LMHC"), a wholly-owned subsidiary of Lockheed Martin Corporation. LMHC is an environmental management contractor that provides tank waste remediation services to the United States Department of Energy. LMHC is responsible for the management, retrieval and disposal of 54 million gallons of radioactive waste stored in 177 underground tanks at the United States Department of Energy Hanford Site in Richland, Washington. In connection with the acquisition, LMHC changed its name to "CH2M Hill Hanford Group, Inc." In the coming year, CH2M Hill Hanford Group, Inc. will be responsible for managing more than $300 million in work at the Hanford Site and will have the opportunity to expand the contract in future years.


     The purchase price paid by CH2M Hill at closing was approximately $20 million less the amount of fees paid to LMHC by the Department of Energy from October 1, 1999 through the closing date. In addition, CH2M Hill agreed to future payments conditioned upon the extension of the contract between CH2M Hill Hanford Group, Inc. and the United States Department of Energy. The potential future payments will be based in part on the revenues generated by CH2M Hill Hanford Group, Inc. from the contract extension. CH2M Hill paid the initial purchase price at the closing of the acquisition with available cash on hand.


     The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the this Current Report
                                          -----------
on Form 8-K filed with the Commission on January 6, 2000 and incorporated herein by reference. A copy of the press release dated November 30, 1999, issued by the Company regarding the above-described transaction is attached as Exhibit
                                                                     -------
99.1 hereto.
----

                                      -2-
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)  Financial statements of Business Acquired

     It is not practicable to provide financial statements for LMHC at this time. The statements will be filed as soon as they are prepared and not later than March 6, 1999.

(b)  Pro Forma Financial Information

     It is not practicable to provide pro forma financial statements for LMHC at this time. The statements will be filed as soon as they are prepared and not later than March 6, 1999.

(c)  Exhibits.

     2.1 Stock Purchase Agreement, dated as of November 29, 1999, by and between CH2M Hill Companies, Ltd. and Lockheed Martin Corporation. [Certain portions of the Stock Purchase Agreement have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.]

     99.1 Press Release, dated November 30, 1999, regarding the Stock Purchase Agreement and the transactions contemplated thereby.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CH2M HILL Companies, Ltd.


Date:  January 5, 2000           By:   /s/ Samuel H. Iapalucci
                                    -----------------------------------
                                      Samuel H. Iapalucci
                                      Senior Vice President and
                                      Chief Financial Officer

                                      -4-
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                                 EXHIBIT INDEX
                                 -------------

Exhibit                           Description                            Page
-------                           -----------                            ----

 2.1 Stock Purchase Agreement, dated as of November 29, 1999, by and between CH2M Hill Companies, Ltd. and Lockheed Martin and Corporation. [Certain portions of the Stock Purchase Agreement have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.]

99.1 Press Release, dated November 30, 1999, regarding the Stock Purchase Agreement and the transactions contemplated thereby.